                                                                     EXHIBIT 4.4

                              ACME BARREL COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

                               AMENDMENT 1998-1

    Pursuant to the authority of Section 19(a) of the Acme Barrel Company Employee Stock Ownership Plan (the "Plan") and Section L of the Acme Barrel Company Employee Stock Ownership Trust Agreement (the "Trust") and the Directors' Resolutions dated February 12, 1998, the Plan and Trust are hereby amended, effective as stated herein as follows:

    1. Plan Section 9(a) is amended effective January 1, 1998 to read as follows:

         "9.  VOTING COMPANY STOCK.

              (a) Except as provided in subsection (b) of this Section 9, all Company Stock held by the Trust shall be voted by the Trustee. Notwithstanding the foregoing, Participants and/or Beneficiaries shall be entitled to direct the voting of any voting shares of Common Stock allocated to their Company Stock Accounts (the "Directed Shares") with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassifications, liquidation, dissolution, sale of substantially all the assets of a trade or business, or other similar transactions prescribed by regulation. Any unallocated shares held by the Trust and any Directed Shares for which the Trustee has not received instructions shall be voted by the Trustee."

    2. Trust Section D is amended effective January 1, 1998 to read as follows:

         "D. VOTING COMPANY STOCK.

             Except as otherwise provided in this Section D, all Company Stock held by the Trust shall be voted by the Trustee. Notwithstanding the foregoing, Participants and/or Beneficiaries shall be entitled to direct the voting of any voting shares of Company Stock allocated to their Company Stork Accounts (the "Directed Shares") with respect to any vote required for the approval or conforming disapproval of any corporate merger or consolidation, recapitalization, reclassifications, liquidation, dissolution, sale of substantially all the assets of a trade or business, or other similar transactions prescribed by regulation.

         Any unallocated shares held by the Trust and any Directed Shares for which the Trustee has not received instructions shall be voted by the Trustee."

    3. Plan Section 18(b) is amended, effective May 15, 1998, by adding a new subsection (3) to read as follows:

         "(3) A Participant may direct the Trustee to sell up to twenty-five percent (25%) of the vested portion of his or her Company Stock allocated to the Participant's Company Stork Account and reinvest the proceeds of such sale in such alternative investment funds selected by the Trustee. Neither the trustee nor the Company, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from an investment direction given by the Participant."

    4. Trust Section B is amended, effective May 15, 1998, by adding a new subsection (4) to read as follows:

         "(4) The Trustee may invest a portion of a Participant's Company Stock Account as directed by the Participant in compliance with, and as limited by, Section 18(b)(3) of the Plan."

         The remaining provisions of the Plan and Trust shall continue in full force and effect.

                                         ACME BARREL COMPANY


                                         /s/ ELLIOT S. PEARLMAN
                                         -------------------------------
                                         By: Elliot S. Pearlman
                                         Its: President



                                         Trustees under the ACME BARREL
                                         COMPANY EMPLOYEE STOCK
                                         OWNERSHIP TRUST AGREEMENT

                                         /s/ ELLIOT S. PEARLMAN
                                         -------------------------------
                                         Elliot S. Pearlman, Trustee


                                         /s/ PHILIP A. PEARLMAN
                                         -------------------------------
                                         Philip A. Pearlman, Trustee

ESOP:
-----
Neil A. Lepkoff, President
Improved Funding Techniques Inc.
211 Broadway
Lynbrook, NY 11563
Phone: 516-887-4433  Fax: 516-887-1470
    Administrator of ESOP and Profit Sharing Plan since 1995.

Everett A. Matthews, Inc.
114 Sansome Street, Suite 808
San Francisco, CA 94104
Phone: 415-788-2770
    Has done annual common stock valuation for the ESOP since 1986.






ESOP (continued):
-----------------
David L. Heald, Principal
Consulting Fiduciaries, Inc.
2745 Riverwoods Road
Riverwoods, IL 60015
Phone: 847-945-2745  Fax: 847-945-5611
    Engaged January, 1998 as independent fiduciary for the ESOP.

To:_____________________________

From: Ron Meyer

Re: ESOP Installment Payments

Current Internal Revenue Service rules now allow the rollover of your ESOP installment payments into an Individual Retirement Account on a tax deferred basis. Please complete the enclosed form indicating your selection of options, and return it to me in the envelope provided. Immediately upon receipt of your reply, disbursement will be made to you with withholding tax deducted, or directly to your IRA custodian in full.

This election is made every year, and your present choice does not bind you to that option for future installments.

                    WITHHOLDING/ROLLOVER ELECTION FORM FOR
                        ELIGIBLE ROLLOVER DISTRIBUTIONS
                               CASH DISTRIBUTION

You must complete this form if you wish to make a direct rollover, or direct payment to you of your "eligible rollover distribution." See explanation in attached Special Tax Notice Regarding Plan Payments. Any eligible amount not directly rolled over will be subject to the 20% federal withholding requirement and may be subject to premature distribution penalties.

PART 1 - Personal Data

Name of Participant __________________________________________________________
Address ______________________________________________________________________
City/State _______________________________________________ Zip _______________
Date of Birth ____________________________ Social Security No.________________

PART 2 - Form of Distribution [check A or B]

___  A.  I hereby elect to have my benefit distributed in cash.

___  B.  I do not wish to have my plan benefit distributed in cash.
         Distribute my plan benefit in the form of shares of Company Stock and send me a Stock Transfer Agreement which describes the terms of the RIGHT OF FIRST REFUSAL.

PART 3 - Distribution Options (check A, B or C]

___  A.  I elect to directly roll over 100% of my Eligible Rollover
         Distribution(s) to the IRA or qualified employer plan indicated in Part 4 below. (Must be at least $200.00)

___  B.  I elect to directly roll over a portion of my payment $    (must be at
         least $500.00) to the IRA or qualified employer plan indicated in Part 4 below.

___ C. I elect my total distribution be paid directly to me. I understand that 20% of the distribution will be withheld as Federal Income Taxes.

PART 4 - Direct Rollover Recipient - [complete A or B]

     A.  IRA INFORMATION:

         Account Number: _____________________________________________________
         Trustee or Custodian Name: __________________________________________
         Address: ____________________________________________________________
                  ____________________________________________________________
         Attn:    ____________________________________________________________
         Phone Number: _______________________________________________________

                                   EXHIBIT C

Withholding/Rollover Election Form
For Eligible Rollover Distributions
Cash Distribution
Page 2



    B.   QUALIFIED EMPLOYER PLAN INFORMATION:

         Plan Name: __________________________________________________________
         Trust or Custodial Account Number: __________________________________
         Address: ____________________________________________________________
         Attn: _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
         Phone Number: _______________________________________________________


Delivery Technique

___  Mail check to receiving Qualified Plan or IRA.

___ Provide a check to me for delivery to receiving Qualified Plan or IRA. Check will only be negotiable by the receiving Qualified Plan or IRA.

PART 5 - Signature

I have received the Special Tax Notice Regarding Plan Payments summarizing withholding and direct rollover rules which apply to my plan distribution. I understand that normally I cannot receive my distribution earlier than 30 days (or later than 90 days) after receiving this Notice. However, participants may elect to waive the (30) day notice and either receive their distribution or have a direct rollover made. Please sign below to waive your 30 days notice.

If you do not return this completed form in a timely manner and your distribution is less than $3,500, 20% federal income tax will be withheld from the taxable portion of your payment.



Date: ___________________________      Signature: __________________________

Withholding\Rollover Election Form
for Eligible Rollover Distributions
Cash Distribution
Page 3

PART 6 - Consent to Distribution (for amounts in excess of $3,500)

I understand that the value of my plan benefit exceeds $3,500 and that I may, therefore, elect to defer payment of my plan benefit until some future time. Nevertheless, I hereby elect to receive my plan benefit now in accordance with the elections above indicated.



Date: ___________________________      Signature: __________________________


State Withholding Election

[_]  I elect not to have State income tax withheld from my plan distribution.

[_] If you wish to specify dollar amounts of withholding, CHECK THIS BOX and indicate the amount below.

[_]  Amount of State Withholding $____________

[_] If you wish to have withholding apply based on current Tax Tables, CHECK THIS BOX.


Date: ___________________________      Signature: __________________________